UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 15, 2005

STEN Corporation

(Exact name of Registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

0-18785	41-1391803
(Commission File Number)	(I.R.S. Employer
Identification No.)

13828 Lincoln Street NE

Ham Lake, Minnesota 55304

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (763) 755-9516

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2-9 are not applicable and therefore omitted.

Item  1.01                                          Entry into a Material Definitive Agreement.

On November 15, 2005, STEN Corporation (the “Company”) entered into a subscription agreement with two private investors for the sale of 222,222 shares of its common stock to each investor for cash consideration of $4.50 per share.  The closing date for the subscription agreements is scheduled for November 30, 2005, subject to the right of the parties to establish a different closing date.  At the closing, each investor will deliver the purchase price of $999,9999 for the 222,222 shares to be issued to such investor and the Company will issue certificates representing the 222,222 shares of common stock.  The consideration for the sale of the Company’s common stock was determined through arm’s-length negotiations between the Company and investors.

The subscription agreements contain customary representations and warranties, covenants and closing provisions, including representations relating to exemptions from registration under the Securities Act of 1933, as amended, and state securities laws with respect to these sales of securities by the Company.  Other than agreements with respect to the sale of the shares of common stock as reflected in the subscription agreements, there are no other agreements between the Company and either of the investors.

On November 21, 2005, the Company issued a press release regarding the sale of an aggregate of 444,444 shares of its common stock, which press release is attached hereto as Exhibit 99.1

Item  9.01                                          Financial Statements And Exhibits.

Exhibit	Description
99.1	Press Release issued on November 21, 2005 by STEN Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STEN CORPORATION

By:	/s/ Mark Buckrey
Mark Buckrey
Chief Financial Officer

Dated:   November 21, 2005